Pericom Semiconductor:
Enabling Serial Connectivity

(NASDAQ: PSEM)

Fiscal Q210 Earnings

Safe Harbor

This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled ”Q3 FY10
Business Outlook”, which sets forth expected revenues, gross margin and other financial results for the fiscal third quarter.

Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company’s filings with the SEC.

All forward-looking statements included in this presentation are made as of the date of this presentation, and
Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.

We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q2 Earnings Overview

Quarterly:

Quarterly revenue of $35.8 M

Up 9% Q-to-Q and 17% vs. Q2 FY09

End market shipments as % of revenues

Computer at 47%, communication at 31%, consumer at 15%,
other 7%

Geographic distribution as % of revenues

US at 8%, Asia at 87%, Europe at 5%

Channel sales as % of revenues

Domestic distribution at 6%, foreign distribution at 54%,
contract manufacturers at 24%, OEMs at 16%

Q2 Earnings Overview

Quarterly:

Gross margin of 33.6%

Q2 gross margin increased 166 bps sequentially and 127 bps
vs. Q2 FY09

Operating expense of $10.4 M vs. $10.9 M last Q included:

Stock base compensation expenses of $933 thousand

Operating income of $1.7 M vs. operating loss of $.3 M last Q

Operating income margin of 4.7%

Net income of $2.5 M vs. $1.3 M last Q

Net profit margin of 6.9%

GAAP EPS of  10 cents vs. 5 cents last Q

Tax Rate of 33.9% for Q2.

Strong Balance Sheet

Cash & Investments                                                          $126M

Working Capital                                                                               $130M

Total Assets                                                                                               $252M

Total Liabilities                                                                                          $33M

Shareholders’ Equity                                                             $219M

Book Value/Share                                                                             $8.58

Cash & Investments/Share                                           $4.94

Dec. 2009

Q2 Product Mix and Key Customers

Product mix as % of revenues

IC at 62%

Included analog switch at 28%, digital switch at 8%, silicon clocks at 8%, connect at 16%, interface at 2%

FCP at 38%

Top five end customers

Accounted  for 29% of total revenue

No customer accounted for over 10% of total revenue

New Products – 2QFY10

Pericom introduced a total of 9 new products across the Signal Integrity,
Timing, and Connectivity product areas in our 2QFY10.

 Signal Conditioning:

Pericom introduced 2 new ReDriverTM products  - addressing high speed serial SATA and DisplayPort protocols.  These products address volume Computing and Ultra Mobility market segments.

 Switching:

Pericom introduced 3 new switching and connectivity products targeted across PCIe Gen2, HDMI, and USB2.0 protocols. The USB2.0 product integrates industry leading features for Ultra Mobility (cell phone) platforms. Other target segments include volume Computing.

Timing

Pericom introduced 4 new products in the past quarter – 2 advanced crystal oscillators (XO), and 2 clock generator / buffers – all targeting next generation Networking and Ultra Mobility market segments

Q3 FY10 Business Outlook

Revenue in the range of $34.0 M to $36.0 M

Gross margin in the 33% to 35% range

Operating expenses in the range of $9.8 M to $10.4 M

Include stock-based compensation expenses of approximately
$1.0 M

Other income of approximately $1.1 M

Consist primarily of interest income

Net income from unconsolidated affiliates – PTI and JCP of $0.4 M

Tax rate of approximately 33%

Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 2Q10 Earnings

Q & A